Exhibit 10.39
LEXMARK INTERNATIONAL, INC.
SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN
As Amended and Restated, Effective January 1, 2009
1. PURPOSE
     The purpose of the Lexmark International, Inc. Senior Executive Incentive Compensation Plan is to permit Lexmark International, Inc. (the “Company”), through awards of annual incentive compensation which satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.
2. DEFINITIONS
     “AWARD” shall mean the amount granted to a Participant by the Committee for a Performance Period.
     “BOARD” shall mean the Board of Directors of the Company.
     “CODE” shall mean the Internal Revenue Code of 1986, as amended.
     “COMMITTEE” shall mean the Compensation and Pension Committee of the Board or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code.
     “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.
     “MAXIMUM AWARD” shall mean for each Participant, six-tenths of one percent of Operating Income.
     “OPERATING INCOME” shall mean operating income or such accounting equivalent as defined by accounting principles generally accepted in the United States (“GAAP”) from time to time, and reported in the Company’s income statement for the full fiscal year covered by the Performance Period, adjusted to eliminate the effect of any unusual nonrecurring items.
     “PARTICIPANT” shall mean, for each Performance Period, each executive officer of the Company who is a “covered employee” (as defined in Section 162(m) of the Code) for that Performance Period, unless otherwise determined by the Committee in its sole discretion.

     “PERFORMANCE PERIOD” shall mean the Company’s fiscal year or any other shorter period designated by the Committee with respect to which an Award may be granted.
     “PLAN” shall mean the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, as amended from time to time.
     “STOCK PLANS” shall mean the Lexmark International, Inc. Stock Incentive Plan, as amended and restated April 30, 2003, and as further amended from time to time, and/or any prior and successor stock plans adopted or assumed by the Company.
3. ADMINISTRATION
     The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine any reduction in the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders and the Participants and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.
4. DETERMINATION OF AWARDS
     (a) The Maximum Award for the Performance Period shall be equal to six-tenths of one percent of Operating Income. For Performance Periods shorter than 12 months, the Maximum Award shall be equal to six-tenths of one percent of Operating Income multiplied by a fraction, the numerator of which is equal to the number of full and partial months in the Performance Period and the denominator of which is equal to 12.
     (b) Following the end of each Performance Period, the Committee may determine to grant to any Participant an Award, which may not exceed the Maximum Award specified in paragraph (a) of this section for such Participant.
     (c) The Committee, in its sole discretion, based on any factors the Committee deems appropriate, may reduce, but may not increase, the Maximum Award to any Participant for any Performance Period (including reduction to zero if the Committee so determines). The Committee shall make a determination of whether and to what extent to reduce Awards under the Plan for each Performance Period at such time or times following the close of the Performance Period as the Committee shall deem appropriate. The reduction in the amount of an Award to any Participant for a Performance Period shall have no effect on the amount of the Award to any other Participant for such Performance Period.
5. PAYMENT OF AWARDS

     Prior to the payment of any Awards under the Plan, the Committee must certify in writing the Maximum Award payable to a Participant and the actual amount of the individual’s Award. Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant’s Award for a Performance Period has been determined, payment of all or a portion of that Award. Awards shall be paid immediately following the Committee certification, in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any combination thereof, as determined by the Committee; provided, however, no payment shall be made later than two and one-half months after the end of the Performance Period. Equity or equity-based awards may be granted under the terms and conditions of the applicable Stock Plan. Payment of the Award may be deferred under the Supplemental Savings and Deferred Compensation Plan, or any successor deferred compensation plan, and/or the Stock Plan in accordance with a written election by the Participant pursuant to the terms of such plans and any procedures established by the Committee for deferrals under such plans.
6. AMENDMENTS
     The Committee may amend the terms and conditions of the Plan at any time and from time to time, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code, the Exchange Act, the listing standards of the New York Stock Exchange or any other applicable law, rule or regulation, shall be effective without such consent. No such amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing. No such amendment shall increase the Maximum Award of any Participant above the amount described in Section 4 above.
7. TERMINATION
     The Committee may terminate this Plan at any time. In such event, and notwithstanding any provision of the Plan to the contrary, payment of deferred amounts plus any earnings may be accelerated with respect to any affected Participant in the discretion of the Committee and paid as soon as practicable; but in no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts previously awarded such Participant, plus any earnings thereon.
8. OTHER PROVISIONS
     (a) No Participant or other person shall have any claim or right to receive an Award under this Plan until such Award is actually received. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to its executive officers under any other plan, agreement or arrangement.

     (b) The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant’s death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.
     (c) The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law or due and payable to the Company by the Participant.
     (d) All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.
     (e) If any provision of this Plan would cause Awards not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.
     (f) No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.
     (g) The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant shall be limited to those of a general unsecured creditor.
     (h) The Company intends for the payment of any Award under the Plan to meet the “short-term deferral” exception form the provisions of Section 409A of the Code and the Treasury Regulations promulgated thereunder. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent, provided that the Company shall not be required to assume any increased economic burden.
9. EFFECTIVE DATE
     The Plan shall be effective as of January 1, 2005, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code. The Plan, as amended and restated for purposes of Section 409A of the Code, shall be effective January 1, 2009.

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